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Exhibit 10.1.24

AMEDMENT N° 3

This AMENDMENT N° 3 dated July 27th, 2007, is made between UBS Factual Symmetry Fund, Ltd (''Symmetry") and CSN Madeira Lda ("Madeira") (the "Amendment") to the Confirmations of Share Swap Transaction with Trade Dates as of April 2nd, 2003, POBT Holdings Limited (formerly POBT Bank and Trust Limited) (the "POBT"), and CSN Overseas (the "CSN Overseas) subject to the Deed of Novations dated as of July 24, 2007 (the "Confirmation")

In consideration of the mutual agreements herein contained, Madeira and Symmetry hereby acknowledge and agree as follows:

1. Amendments:

1.1 The Confirmations are hereby amended, as of the date hereof, by changing the following Terms:

Interest Rate: One Year Libor +1% p.a.
Valuation Date: July 31st, 2008
Averaging Date(s): Every Exchange Business Day between July 1, 2008, inclusive, and July 31, 2008 exclusive.

1.2 Events of Default and Termination Events

"Breach of Agreement" provisions of Section 5(a)(ii) will apply amended as following:

"Failure by the party to comply with or perform any obligation in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party".

"Misrepresentation" provisions of Section 5(a)(iv) will apply amended as following:

"A representation (other than a representation under Section 3(e) or (f)) made or repeated by the party in this Agreement proves to have been misleading in any material respect when made or repeated".

"Cross Default" provisions of Section 5(a)(vi) will apply amended by deleting "or becoming capable at such time of being declared", with Threshold Amount of US$ 25,000,000.00 (or its equivalent in other currencies)

"Bankruptcy" provisions of Section 5(a)(vii) will apply to amended as following:

"(1) The party becomes insolvent or is unable to pay its debts as they fall due; (2) an administrator or liquidator of the party on the whole or party of the undertakings,

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assets and revenues of the party is appointed (or application for any appointment is made); (3) the party takes any action for a readjustment or deferment of any of its payment obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium or suspension of payment in respect of any of its indebtedness; or (4) the party ceases or threatens to cease to carry on all or any substantial part of its business; or (5) the party commences a voluntary case in insolvency or bankruptcy or takes any other action or commences any other proceedings for any other relief under any law affecting creditors' rights; or (6) the party consents to the commencement against it of an involuntary case in insolvency or bankruptcy or any other action or proceeding is commenced related to involuntary insolvency or bankruptcy in respect of the party and such proceeding is not dismissed or stayed within sixty days after the commencement thereof."

"Merger without Assumption" provisions of Section 5(a)(viii) will apply.

"Automatic Early Termination" provisions of Section 6(a) will not apply.

"Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply.

2. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

3. This Amendment shall construe in accordance with and be governed by the laws of the State of New York. This Amendment shall be binding upon, and inure to the benefit of the respective successors and assigns of the parties hereto.

4. Except as specifically modified by this Amendment, all definitions and provisions contained in the 2000 ISDA Definitions, the 1996 ISDA Equity Derivatives Definitions as published by the International Swaps and Derivatives Association, Inc., and in all the Confirmations above mentioned, are hereby reaffirmed and shall remain in full force and effect.